CONFIDENTIAL Exhibit 4.10 [***] CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED. AMENDMENT NO. 6 TO NETWORK INFRASTRUCTURE SERVICES AGREEMENT THIS AMENDMENT NO. 6 is made effective as of December 1, 2024 (“Amendment No. 6 Effective Date”). BETWEEN: TELUS COMMUNICATIONS INC., a corporation created under the Laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3, (“TCI”) - and - TELUS COMMUNICATIONS (U.S.) INC., a corporation created under the Laws of the State of Delaware, having its registered office at 1209 Orange Street, Wilmington, DE 19801, (“TC U.S.”) - and - TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the Laws of the Province of British Columbia, having a place of business at 25 York Street, Toronto, Ontario, M5J 2V5, (“TI CDA”). - and - TELUS INTERNATIONAL HOLDING (U.S.A.) CORP., a corporation incorporated under the Laws of the State of Delaware, having its registered office at 2711 Centerville Road, Wilmington, DE 19808, (“TIHUS”) WHEREAS: A. TCI, TC U.S., TI CDA and TIHUS entered into a Network Infrastructure Services Agreement dated effective January 1, 2021 (TCI Contract No. 168116) (the “Agreement”);

2 B. TCI, TC U.S., TI CDA and TIHUS entered into an (i) Amendment No. 1 to Network Infrastructure Services Agreement dated July 19, 2021, (ii) Amendment No. 2 to Network Infrastructure Services Agreement dated December 6, 2022, (iii) Amendment No. 3 to Network Infrastructure Services Agreement dated March 23, 2023, (iv) Amendment No. 4 to Network Infrastructure Services Agreement dated December 20, 2023, and (v) Amendment No. 5 to Network Infrastructure Services Agreement dated March 28, 2024; and C. TCI, TC U.S., TI CDA and TIHUS wish to further amend the Agreement in accordance with the terms and conditions of this Amendment No. 6 to Network Infrastructure Services Agreement (“Amendment No. 6”). NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter set out, the Parties hereto agree as follows. 1. Where words and expressions which are defined in the Agreement are used herein, such words and expressions shall have the meaning ascribed to them in the Agreement unless otherwise specifically provided for herein. 2. Effective as of the Amendment No. 6 Effective Date, the Parties agree to amend the terms and conditions of the Agreement as follows: (a) The reference to “Schedule A-9 – Service Schedule - One Voice SIP Trunking Service – Usage Based Billing” under Section 1.8 (Schedules) of the Agreement is deleted and replaced in its entirety with the following: Schedule A-9 Service Schedule – One Voice+ SIP Trunking Service – Usage Based Billing (b) Schedule A-9 – Service Schedule – One Voice SIP Trunking Service – Usage Based Billing of the Agreement is deleted and replaced in its entirety with the amended Schedule A-9 – Service Schedule – One Voice+ SIP Trunking Service – Usage Based Billing (“Schedule A-9”) set forth in Attachment A to this Amendment No. 6. For certainty, the Service Terms and Conditions set forth in Schedule A-9 will govern the continued sale and provision of applicable Services under Schedule A- 9, following the Amendment No. 6 Effective Date. 3. Except as amended herein all of the terms and conditions of the Agreement remain in full force and effect for the term of the Agreement. In the event of any conflict or inconsistency between this Amendment No. 6 and the Agreement, the terms of this Amendment No. 6 shall govern. 4. This Amendment No. 6 shall be binding upon the Parties hereto and their respective successors and permitted assigns.

3 5. This Amendment No. 6 and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein. [The remainder of the page is intentionally left blank.]

4 6. This Amendment No. 6 may be executed in any number of counterparts, which may be exchanged by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. IN WITNESS HEREOF, the Parties have caused this Amendment No. 6 Agreement to be executed by their duly authorized officers. TELUS COMMUNICATIONS INC. TELUS COMMUNICATIONS (U.S.) INC. Per: /s/ Danny Trinca Per: /s/ Tatiana Folefak Nkuipou Name: Danny Trinca Name: Tatiana Folefak Nkuipou Title: Director, Sales-Partner Solutions Title: President Date: January 21, 2025 Date: January 28, 2025 TELUS INTERNATIONAL (CDA) INC. TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Martin Viljoen Per: /s/ Michael Ringman Name: Martin Viljoen Name: Michael Ringman Title: Vice President Information Technology Title: Chief Information Officer Date: January 21, 2025 Date: January 21, 2025

5 ATTACHMENT A TO AMENDMENT NO. 6 SCHEDULE A-9 SERVICE SCHEDULE – ONE VOICE+ SIP TRUNKING SERVICE – USAGE BASED BILLING

6 ATTACHMENT A TO SCHEDULE A-9 CHARGES